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                                  EXHIBIT 21

                                      TO

                                  FORM 10-K


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                      SUBSIDIARIES OF HEALTH IMAGES, INC.


Health Images Texas, Inc.

Health Images Pennsylvania, Inc.

Interactive Diagnostic Services, Inc.

Health Images, Inc. (UK) plc

Hertfordshire Magnetic Imaging Limited

Guildford Magnetic Imaging Limited

Darlington Magnetic Imaging Limited

Somerset MRI Centre Limited

Magnetic Imaging of Belleville, Ltd.